UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2024
WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer and Appointment of New President and Chief Executive Officer

Western Midstream Partners, LP (“WES”) announced Oscar K. Brown, an independent director of Western Midstream Holdings, LLC, WES’s general partner (“WES GP”), which owns Western Midstream Operating GP, LLC (the “General Partner”), the general partner of Western Midstream Operating, LP (the “Partnership”), has been appointed President and Chief Executive Officer of WES GP, effective October 28, 2024. Mr. Brown was also simultaneously appointed to this position with the General Partner. The Board of Directors of WES GP (the “Board”) and Michael P. Ure agreed that he will step down from his position as President and Chief Executive Officer of the General Partner, WES GP and as a director of the Board, effective October 28, 2024 (the “Transition Date”). Mr. Ure has entered into a Transition and Separation Agreement with WES, which sets forth the terms of Mr. Ure’s transition and departure. Mr. Ure’s departure is not the result of any disagreement with WES GP, WES, the General Partner or the Partnership.

Mr. Brown, age 54, has served on the Board since August 2019, where he served as the Chair of the Environmental, Social and Governance Committee of the Board. He has a 30-year history in the energy sector, including senior positions with Occidental Petroleum Corporation (“Occidental”) and energy-sector roles at several global financial institutions. Previously, he served on the Board of Directors of Plains All-American Pipeline company. Most recently, he served as CFO of FREYR Battery from April 2022 to June 2024. Mr. Brown previously served as Senior Vice President, Strategy, Business Development and Supply Chain of Occidental from November 2018 to March 2020, and as Senior Vice President, Corporate Strategy and Business Development from July 2017 to November 2018. He holds a BBA in Finance and Marketing from the University of Texas at Austin. He has served on the Board of Directors of Houston’s Alley Theatre, Junior Achievement of Southeast Texas and The Children’s Fund, Inc.

Concurrent with the appointment, the Board, upon approval and recommendation by the Compensation Committee of the Board, approved, effective as of October 28, 2024, compensatory arrangements for Mr. Brown as follows: (1) an annual base salary of $950,000; (2) a special target bonus of $300,000 for 2024 under the WES Cash Bonus Program of WES’s Incentive Compensation Program; and (3) a special grant of time-based units valued at $6,000,000, which vest annually over a three-year period subject to Mr. Brown’s continued service through the applicable vesting periods.

There are no arrangements or understandings between Mr. Brown and any other persons pursuant to which he was selected as President and Chief Executive Officer. There are also no family relationships between Mr. Brown and any director or executive officer of WES GP, WES, the General Partner, or the Partnership, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transition and Separation Agreement

Pursuant to the terms of the Transition and Separation Agreement, Mr. Ure will continue his employment with WES in the role of advisor during the period beginning on the Transition Date and ending on December 31, 2024 or such earlier date as designated by WES (the “Separation Date”) (such period, the “Transition Period”). During the Transition Period, Mr. Ure will (a) continue to receive his current base salary and (b) be eligible to receive the full target bonus under the Annual Incentive Plan in respect of the year 2024. The target bonus in respect of the year 2024 will be in lieu of any other amount payable to Mr. Ure under the Annual Incentive Plan in respect of the year 2024. Mr. Ure will continue to participate in the employee benefit plans and programs of WES during the Transition Period pursuant to their terms, except that benefit accruals under WES’s paid time off policy will cease on the Transition Date.

As of the Separation Date, Mr. Ure will cease to perform services for WES and will become entitled to receive certain payments and benefits (collectively “Severance Benefits”), subject to continued compliance with the terms of the Transition and Separation Agreement and execution of a Supplemental Release Agreement no earlier than the Separation Date and within twenty-one calendar days after the Separation Date. Severance benefits include the following: (a) an amount equal to 2.0 times the sum of his (i) current annual base salary and (ii) target bonus under the Annual Incentive Plan in respect of the year 2024; payable over a 24-month period; (b) the target bonus under the Annual Incentive Plan in respect of year 2024 as described in the preceding paragraph; and (c) continued participation in WES’s basic life, medical and dental plans at the same rates and levels in accordance with the terms of such plans for a two-year period beginning on the Separation Date. Outstanding awards held by Mr. Ure under any equity incentive plan maintained by WES on the Separation Date will become vested on a pro rata basis as follows: (a) with respect to time-based awards, the award will vest on a pro rata basis on the Separation Date; and (b) with respect to performance-based awards, the awards will vest on a pro-rata basis with the achievement of any performance conditions determined as set forth in the applicable award agreement (or, if no such treatment is provided, the performance conditions will be based upon actual performance as determined by the Board). Such awards will generally be settled within sixty (60) days following the applicable vesting date.

The Transition and Separation Agreement includes a release of claims, a confidentiality covenant, a non-solicitation covenant, a mutual non disparagement covenant, a non-competition covenant and other provisions customary for an agreement of this type. The term of the non-solicitation, mutual non-disparagement, and non-competition covenants are for a duration of twenty-four months following the Separation Date. The Supplemental Release, which is attached as an exhibit to the Transition and Separation Agreement, contains release of claims provisions that mirror those in the Transition and Separation Agreement.

The foregoing description of the Transition and Separation Agreement is qualified in its entirety by the text of the Transition and Separation Agreement, a copy of which will be filed as an exhibit to WES and the Partnership’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Item 7.01 Regulation FD Disclosure.

A copy of WES’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by WES or the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 28, 2024 issued by WES.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	November 1, 2024	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer